Exhibit 99.3

PRO FORMA FINANCIAL DATA

The accompanying unaudited pro forma condensed combined financial statements present the pro forma combined financial position and results of operations of the combined company based upon the historical consolidated financial statements of 1st Constitution Bancorp (“1st Constitution”) and Rumson-Fair Haven Bank and Trust Company (“Rumson”), after giving effect to the merger and adjustments described in the accompanying footnotes. The acquisition by 1st Constitution of Rumson has been accounted for under the acquisition method of accounting under U.S. Generally Accepted Accounting Principles (“GAAP”). Under this method, Rumson's assets and liabilities as of the date of the acquisition have been recorded at their respective fair values and added to those of 1st Constitution. Any excess of the purchase price for Rumson and the fair value of the identifiable net assets acquired has been recorded as goodwill. The consolidated financial statements of 1st Constitution issued after the acquisition will reflect the results attributable to the acquired operations of Rumson since February 7, 2014, the date of completion of the acquisition. The merger has been effected by the issuance of shares of 1st Constitution common stock and cash paid to Rumson shareholders.

The unaudited pro forma condensed combined financial information provides that each share of Rumson common stock was exchanged for either 0.7772 shares of 1st Constitution common stock or $7.50 in cash.   All shareholder elections were subject to allocation and proration procedures set forth in the merger agreement which are intended to ensure that, in the aggregate, the total cash consideration was $14,670,342 (excluding the cash out of outstanding stock options and fractional shares). The shares of 1st Constitution common stock that were issued as illustrated in these pro forma condensed combined financial statements were recorded at $10.95 per share, the closing sale price of 1st Constitution common stock on February 7, 2014.  Former Rumson security holders received approximately 14.5% of the voting stock of the combined company as a result of the merger.

The following unaudited pro forma condensed combined balance sheet as of September 30, 2013 and unaudited pro forma condensed combined statements of income for the nine months ended September 30, 2013 and the year ended December 31, 2012 combine the historical financial statements of 1st Constitution and Rumson. The unaudited pro forma condensed combined financial statements give effect to the merger as if it occurred on September 30, 2013 with respect to the pro forma condensed combined balance sheet, and on January 1, 2012 with respect to the pro forma condensed combined statements of income for the nine months ended September 30, 2013 and for the year ended December 31, 2012. The unaudited pro forma condensed combined financial statements were prepared with 1st Constitution treated as the acquirer and Rumson treated as the acquiree under the acquisition method of accounting. Accordingly, the consideration paid by 1st Constitution to complete the merger will be allocated to Rumson’s assets and liabilities based upon their fair values as of the date of completion of the merger. The recorded fair value adjustments made to the acquired assets and liabilities of Rumson are considered preliminary at this time and are subject to change as 1st Constitution finalizes the fair value determinations. There can be no assurance that the final determination will not result in material changes from the amounts presented in these pro forma condensed combined financial statements.

1st Constitution anticipates that the merger with Rumson will provide the combined company with financial benefits that include reduced operating expenses. The pro forma information, while helpful in illustrating the financial characteristics of the combined company under one set of assumptions, does not reflect the benefits of expected cost savings or opportunities to earn additional revenue and, accordingly, does not attempt to predict or suggest future results. It also does not necessarily reflect what the historical results of the combined company would have been had the companies been combined during these periods.

The unaudited pro forma condensed combined financial information has been derived from and should be read in conjunction with the historical consolidated financial statements and the related notes of each of 1st Constitution and Rumson which are incorporated in this document by reference.

The unaudited pro forma stockholders’ equity and net income are qualified by the statements set forth under this caption and should not be considered indicative of the market value of 1st Constitution common stock or the actual or future results of operations of 1st Constitution for any period. Actual results may be materially different than the pro forma information presented.

1st Constitution Bancorp
Pro Forma Acquisition Accounting Adjustments
(in thousands)

Purchase Price
Fair value of 1st Constitution shares issued (1,019,242 shares at $10.95 per share)	$11,161
Cash consideration	14,770
Total Purchase Price	$25,931

Rumson net assets acquired at September 30, 2013	$19,152

Estimated adjustments to reflect fair value
Interest rate adjustment on loans	$120
General credit adjustment on loans	(1,781)
ASC 310-30 accretable loan discount	(241)
ASC 310-30 non-accretable loan discount	(854)
Elimination of Rumson allowance for loan losses	1,734
Core deposit intangible	1,189
Fixed assets	(20)
Time deposits	(44)
Borrowings	(1,030)
Other liabilities	(300)
Total adjustments	(1,227)
Deferred taxes on purchase accounting adjustments (40% on taxable and tax deductible amounts)	454
Total net fair value adjustments	(773)

Adjusted net assets	$18,379

The excess of the purchase price over the fair value of assets acquired is as follows:

Total Purchase Price	$25,931
Adjusted Net Assets Acquired	18,379
Goodwill	$7,552

1st Constitution Bancorp
Pro Forma Condensed Combined Balance Sheet
As of September 30, 2013

	1st Constitution	Rumson	Pro Forma Adjustments		Pro Forma Combined 1st Constitution
	(Dollars in thousands, except shares and per share amounts)

Assets
Cash and cash equivalents	$123,815	$22,086	$(14,770)	(1)	$131,131
Interest bearing deposits with banks	—	100	—		100
Investment securities
Available for sale	101,557	42,908	—	(2)	144,465
Held to maturity	150,573	—	—		150,573
Loans held for sale	14,536	1,666	—		16,202
Loans	362,549	141,774	120	(3)	504,443
General credit discount	—	—	(1,781)	(4)	(1,781)
ASC 310-30 accretable discount	—	—	(241)	(5)	(241)
ASC 310-30 non-accretable discount	—	—	(854)	(6)	(854)
Allowance for loan losses	(6,820)	(1,734)	1,734	(7)	(6,820)
Net loans	355,729	140,040	(1,022)		494,747
Premises and equipment, net	10,630	2,641	(20)	(8)	13,251
Goodwill	3,764	—	7,552	(9)	11,316
Other intangibles	1,193	—	1,189	(10)	2,382
Other assets	28,372	6,401	514	(11)	35,287
Total Assets	$790,169	$215,842	$(6,557)		$999,454
Liabilities and Shareholders’ Equity
Liabilities
Deposits	$686,944	$186,073	$44	(12)	$873,061
Other borrowings	28,557	10,000	1,030	(13)	39,587
Other liabilities	7,516	617	515	(14)	8,648
Total Liabilities	723,017	196,690	1,589		921,296
Total Shareholders’ Equity	67,152	19,152	(19,152)	(15)	78,158
			(155)	(16)
			11,161	(17)
Total Liabilities and Shareholders’ Equity	$790,169	$215,842	$(6,557)		$999,454

Book value	$11.21	$5.89			$11.15
Tangible book value	$10.39	$5.89			$9.20
Common shares outstanding	5,988,867	3,253,585	(2,234,343)	(18)	7,008,109

See notes to the unaudited pro forma condensed combined financial information.

1st Constitution Bancorp
Pro Forma Condensed Combined Statement of Income
Combining the Nine Months Ended September 30, 2013

1st Constitution	Rumson	Pro Forma Adjustments	Pro Forma Combined 1st Constitution
(Dollars in thousands, except shares and per share amounts)

Interest income
Loans, including fees	$17,319	$4,646	$(130)	(3)
			588	(4)
			85	(5)	$22,508
Securities and other	4,674	891	(324)	(2)	5,241
Total interest income	21,993	5,537	219		27,749

Interest expense
Deposits	2,668	679	(17)	(12)	3,330
Borrowings	575	356	(271)	(13)	660
Total interest expense	3,243	1,035	(288)		3,990
Net interest income	18,750	4,502	507		23,759
Provision for loan losses	777	140	—		917
Net interest income after provision for loan losses	17,973	4,362	507		22,842

Non-interest income	4,673	803	—		5,476
Non-interest expense	16,499	4,159	157	(10)	20,815
Income before income taxes	6,147	1,006	350		7,503
Income tax expense	1,742	386	140	(19)	2,268
Net income available to common shareholders	$4,405	$620	$210		$5,235

Earnings per common share
Basic	$0.74	$0.19			$0.75
Diluted	$0.72	$0.19			$0.74

Weighted average common shares outstanding
Basic	5,960,294	3,229,447	(2,210,205)	(20)	6,979,536
Diluted	6,088,833	3,233,536	(2,214,294)	(20)	7,108,075

See notes to the unaudited pro forma condensed combined financial information.

1st Constitution Bancorp
Pro Forma Condensed Combined Statement of Income
Combining the Year Ended December 31, 2012

1st Constitution	Rumson	Pro Forma Adjustments	Pro Forma Combined 1st Constitution
(Dollars in thousands, except shares and per share amounts)

Interest income
Loans, including fees	$26,644	$5,364	$(167)	(3)
			694	(4)
			113	(5)	$32,648
Securities and other	6,193	1,949	(432)	(2)	7,710
Total interest income	32,837	7,313	208		40,358

Interest expense
Deposits	4,315	1,164	(23)	(12)	5,456
Borrowings	836	532	(361)	(13)	1,007
Total interest expense	5,151	1,696	(384)		6,463
Net interest income	27,686	5,617	592		33,895
Provision for loan losses	2,150	160	—		2,310
Net interest income after provision for loan losses	25,536	5,457	592		31,585

Non-interest income	5,268	1,336	—		6,604
Non-interest expense	23,771	5,352	209	(10)	29,332
Income before income taxes	7,033	1,441	383		8,857
Income tax expense	1,972	480	153	(19)	2,605
Net income available to common shareholders	$5,061	$961	$230		$6,252

Earnings per common share
Basic	$0.92	$0.31			$0.96
Diluted	$0.90	$0.30			$0.94

Weighted average common shares outstanding
Basic	5,511,114	3,139,863	(2,120,621)	(20)	6,530,356
Diluted	5,607,103	3,155,547	(2,136,305)	(20)	6,626,345

See notes to the unaudited pro forma condensed combined financial information.

Notes to the Unaudited Pro Forma Condensed Combined Balance Sheet as of September 30, 2013 and the Unaudited
Pro Forma Condensed Combined Statements of Income for the Nine Months Ended September 30, 2013 and the
Year Ended December 31, 2013.

1.	Reflects the use of $14,770,000 in cash to fund the cash portion of the merger consideration paid to Rumson’s shareholders at closing.

2.
Since the carrying value of investment securities available for sale reflects fair value, no adjustment is required on the pro forma condensed combined balance sheet.  The excess of fair value over par value of these securities of $458,000 will be amortized over the weighted average remaining life of these securities and, for purposes of these unaudited pro forma condensed combined financial statements, decreased pretax interest income by $324,000 and $432,000 on a pro forma basis for the nine months ended September 30, 2013 and for the year ended December 31, 2012, respectively.

3.
A $120,000 adjustment was made to reflect the fair value of loans based on current interest rates on loans similar to those in Rumson’s loan portfolio. This adjustment will be amortized over the weighted average life of the affected loans and, for purposes of these unaudited pro forma condensed combined financial statements, decreased pretax interest income by $130,000 and $167,000 on a pro forma basis for the nine months ended September 30, 2013 and for the year ended December 31, 2012, respectively.

4.
A $1,781,000 fair value adjustment was made to reflect a general credit risk fair value adjustment on loans not identified for separate valuation under ASC 310-30.   1st Constitution estimated the general credit risk fair value adjustment (with the assistance of an outside valuation consultant) based on guidance from ASC 820-10 which defines fair value as the price which would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. There is no active observable market for sale information on community bank loans and thus Level 3 fair value procedures were utilized, primarily the use of present value techniques incorporating assumptions which market participants would use in estimating fair values. This adjustment will be amortized over the weighted average life of the affected loans and, for purposes of these unaudited pro forma condensed combined financial statements,  increased pre-tax interest income by $588,000 and $694,000 on a pro forma basis for the nine months ended September 30, 2013 and for the year ended December 31, 2012, respectively.

5.
A specific credit interest rate fair value adjustment was made as prescribed by ASC 310-30. Accordingly, 1st Constitution reviewed the Rumson loan portfolio on a loan-by-loan basis to determine whether loans met the definition of credit impaired as set forth in ASC 310-30: (1) had there been credit deterioration from the loan's inception until the acquisition date and (2) is it probable that not all of the contractual cash flows will be collected on the loan. 1st Constitution identified 20 loans with an aggregate principal balance of $3,709,000 as being within the scope of ASC 310-30. 1st Constitution estimated the cash flows on each loan either from the expected monthly payments or from the liquidation of the underlying collateral on collateral dependent loans. The present value of these expected cash flows was discounted at an interest rate which 1st Constitution estimated would be used by a market participant under similar circumstances. The aggregate expected cash flows in excess of the acquisition date fair value resulted in an accretable discount amount of $241,000. Such amount will be recognized in income over the expected life of the loans on a yield basis and, for purposes of these unaudited pro forma condensed combined financial statements, increased pre-tax interest income by $85,000 and $113,000 on a pro forma basis for the nine months ended September 30, 2013 and for the year ended December 31, 2012, respectively.

6.
A specific credit fair value adjustment was made as prescribed by ASC 310-30. Accordingly, 1st Constitution reviewed the Rumson loan portfolio on a loan-by-loan basis to determine whether loans met the definition of credit impaired as set forth in ASC 310-30: (1) had there been credit deterioration from the loan's inception until the acquisition date, and (2) is it probable that not all of the contractual cash flows will be collected on the loan. 1st Constitution identified 20 loans with an aggregate principal balance of $3,709,000 as being within the scope of ASC 310-30. 1st Constitution estimated the cash flows on each loan whether they be from expected monthly payments or from the liquidation of the underlying collateral on collateral dependent loans. The contractual cash flows in excess of the aggregate expected cash flows resulted in a credit-related non-accretable discount amount of $854,000.

7.	An adjustment of $1,734,000 was made to eliminate Rumson’s allowance for loan losses as of September 30, 2013.

8.	Reflects the write-off of certain fixed assets of Rumson that did not meet the capitalization thresholds of 1st Constitution.

9.	Reflects an adjustment for goodwill arising from the transaction (see above discussion of the acquisition accounting adjustments arising from the transaction).

10.
1st Constitution recorded a core deposit intangible of $1,189,000.  A core deposit intangible arises from a financial institution having a deposit base comprised of stable customer relationships.  These deposits are generally at interest rates or on terms that are favorable to the financial institution.  1st Constitution estimated the fair value of the core deposit intangible (with the assistance of an outside valuation consultant) based on guidance from ASC 820-10 which defines fair value as the price which would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. There is no active observable market for sale information on community bank core deposits and thus Level 3 fair value procedures were utilized, primarily the use of the income approach which is based on an analysis of the expected after tax cash flow benefits of the acquired core deposits versus the cost of utilizing an alternative source (brokered deposits) for funding. Core deposits exclude certificates of deposit and other accounts which 1st Constitution judged to be non-core deposits. The cost of core deposits incorporated estimates of the costs of maintaining and supporting the deposits such as interest, branch expenses, personnel, and data processing. This cost was compared to the alternative funding source and the resulting economic benefit was discounted over the expected life of the acquired core deposits using a long-term market-based after-tax rate of return. The core deposit intangible will be amortized over its estimated life on a declining value basis and, for purposes of these unaudited pro forma condensed combined financial statements, increased non-interest expense by $162,000 and $216,000 on a pro forma basis for the nine months ended September 30, 2013 and for the year ended December 31, 2012, respectively.  In addition, a reduction of depreciation expense resulting from the aforementioned write-off of fixed assets decreased non-interest expense by $5,000 and $7,000 on a pro forma basis for the nine months ended September 30, 2013 and for the year ended December 31, 2012, respectively.

11.
This adjustment includes a deferred tax effect of $514,000 on the fair value adjustments related to the transaction using a marginal tax rate of 40%.  1st Constitution is continuing to evaluate any potential adjustment involving any deferred tax asset valuation allowance.  For purposes of these unaudited pro forma condensed combined financial statements there are no adjustments involving any deferred tax asset valuation allowance.

12.
An adjustment of $44,000 was made to reflect the fair value of Rumson's interest-bearing time deposits ("CDs").  The fair value adjustment is based on guidance derived from ASC 820-10 and is based on current market interest rates on CDs of the same remaining maturity as Rumson's CDs. Market rates were obtained from independent third party sources for CDs offered in New Jersey on or about the acquisition date. The adjustment will be amortized over the remaining life of the affected Rumson CDs and, for purposes of these unaudited pro forma condensed combined financial statements, decreased pretax interest expense by $17,000 and $23,000 on a pro forma basis for the nine months ended September 30, 2013 and for the year ended December 31, 2012, respectively.

13.
An adjustment of $1,030,000 was made to reflect the fair value of Rumson's fixed-rate, fixed-term borrowings from the FHLB of New York.  The adjustment will be amortized over the remaining life of these borrowings and, for purposes of these unaudited pro forma condensed combined financial statements, decreased pretax interest expense by $271,000 and $361,000 on a pro forma basis for the nine months ended September 30, 2013 and for the year ended December 31, 2012, respectively.

14.	Reflects accrued investment advisory fees of 1st Constitution and Rumson.

15.	Reflects the elimination of Rumson’s equity accounts.

16.	Reflects the after-tax effect of the investment advisory fee of 1st Constitution.

17.
An adjustment of $11,161,000 was made to reflect the issuance of 1,019,242 shares of 1st Constitution common stock to Rumson’s shareholders who received 1st Constitution common stock as merger consideration.

18.
The number of pro forma common shares outstanding is calculated by eliminating the Rumson shares outstanding and adding the 1st Constitution common shares outstanding as of September 30, 2013 and the 1,019,242 shares to be issued in connection with the merger.

19.	Book tax expense is expected to be recorded using a marginal tax rate of 40%.

20.
The number of pro forma weight average shares outstanding is calculated by eliminating the Rumson shares outstanding and adding the 1st Constitution common shares outstanding for the nine months ended September 30, 2013 and for the year ended December 31, 2012, respectively, and the 1,019,242 shares to be issued in connection with the merger.